UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013 (October 31, 2013)

SPECTRA ENERGY CORP

(Exact name of Registrant as specified in its charter)

Delaware	1-33007	20- 5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Contribution Agreement

As previously disclosed, on August 5, 2013, Spectra Energy Corp (“Spectra Energy”) entered into a Contribution Agreement (the “Contribution Agreement”) with Spectra Energy Partners, LP ( “SEP”), pursuant to which Spectra Energy agreed to contribute to SEP substantially all of its interests in its subsidiaries that own U.S. transmission and storage and liquids assets (the “Contributed Entities”) and to assign to SEP its interests in certain related contracts (the “Dropdown Transactions”).

On October 31, 2013, Spectra Energy and SEP entered into the First Amendment to Contribution Agreement (the “Amendment”). Among other things, the Amendment (1) provides for the refinancing of certain intercompany indebtedness rather than the assignment of such indebtedness to SEP and (2) revises provisions relating to the treatment of performance and surety bonds, certain working capital adjustments and third party indebtedness.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Credit Agreement

On November 1, 2013, Spectra Energy Capital, LLC, a wholly owned subsidiary of Spectra Energy (“Spectra Energy Capital”), amended and restated its existing revolving credit agreement by entering into an amended and restated $1 billion revolving credit agreement (the “Credit Agreement”) with the initial lenders and issuing banks named in the Credit Agreement and JPMorgan Chase Bank, N.A., as Administrative Agent. Citibank, N.A. and The Royal Bank of Scotland plc acted as Syndication Agents, Bank of America, N.A. and Wells Fargo Bank, National Association acted as Documentation Agents and J.P. Morgan Securities, LLC, Citigroup Global Markets Inc., RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC acted as Joint Lead Arrangers and Joint Bookrunners.

The Credit Agreement contains a sublimit of $250 million for issuances of letters of credit, $150 million of which may be denominated in alternative currencies. Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and the credit ratings of Spectra Energy Capital. Outstanding borrowings under the Credit Agreement mature on November 1, 2018, which may be extended for up to two additional one-year periods at the request of Spectra Energy Capital (subject to the agreement of the lenders having commitments representing more than 50% of the aggregate commitments of all lenders). The Credit Agreement also provides for additional commitments under the Credit Agreement, provided that the aggregate amount of commitments under the Credit Agreement, including such additional commitments, does not exceed $1.5 billion. Spectra Energy has guaranteed Spectra Energy Capital’s obligation to repay borrowings under the Credit Agreement.

The Credit Agreement contains customary representations, warranties and covenants, including limitations on the creation of liens on the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital, limitations on consolidations, mergers and the sale of all or substantially all of the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital and limitations on certain transactions with affiliates. Spectra Energy and Spectra Energy Capital have each agreed to maintain a ratio of consolidated indebtedness to consolidated capitalization, as defined in the Credit Agreement, of less than or equal to 65%, measured at the end of each fiscal quarter of Spectra Energy. Upon the occurrence of certain events of default, Spectra Energy Capital’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults and other customary defaults.

The Credit Agreement provides that proceeds from borrowings under the Credit Agreement may be used for Spectra Energy Capital’s and its subsidiaries’ general corporate purposes, including liquidity support for outstanding commercial paper and acquisitions.

Certain of the lenders under the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Spectra Energy and its affiliates, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Term Loan Agreement

On November 1, 2013, Spectra Energy Capital entered into a $300 million senior unsecured delayed-draw term loan agreement (the “Term Loan Agreement”) with the initial lenders named in the Term Loan Agreement and Bank of America, N.A., as Administrative Agent. The Bank of Tokyo Mitsubishi UFJ, LTD. acted as Syndication Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Tokyo-Mitsubishi UFJ, LTD. acted as Joint Lead Arrangers and Joint Bookrunners.

Interest rates on borrowings under the Term Loan Agreement will be based on prevailing interest rates as described in the Term Loan Agreement and the credit ratings of Spectra Energy Capital. Outstanding borrowings under the Term Loan Agreement mature on November 1, 2018. Spectra Energy has guaranteed Spectra Energy Capital’s obligation to repay its borrowings under the Term Loan Agreement. To the extent the commitments were not fully utilized on the effective date, Spectra Energy Capital may make term loan borrowings on no more than one occasion after the effective date until the earliest of (i) January 15, 2014, (ii) the date on which the initial commitments are fully utilized and (iii) the date of termination in full of the undrawn commitments under the Term Loan Agreement in accordance with the terms thereof.

The Term Loan Agreement contains customary representations, warranties and covenants, including limitations on the creation of liens on the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital, limitations on consolidations, mergers and the sale of all or substantially all of the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital and limitations on certain transactions with affiliates. Spectra Energy Capital and Spectra Energy have each agreed to maintain a ratio of consolidated indebtedness to consolidated capitalization, as defined in the Term Loan Agreement, of no greater than 65%, measured at the end of each fiscal quarter of Spectra Energy. Upon the occurrence of certain events of default, Spectra Energy Capital’s obligations under the Term Loan Agreement may be accelerated. Such events of default include payment defaults to lenders under the Term Loan Agreement, covenant defaults and other customary defaults.

The Term Loan Agreement provides that proceeds from borrowings under the Term Loan Agreement may be used for Spectra Energy Capital’s and its subsidiaries’ general corporate purposes, including acquisitions and to refinance existing indebtedness, including amounts outstanding under the Existing Term Loan Agreement (as defined below).

Certain of the lenders under the Term Loan Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Spectra Energy and its affiliates, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Term Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 1, 2013, Spectra Capital terminated its existing $1.2 billion credit agreement, dated as of December 26, 2012 (the “Existing Term Loan Agreement”), with Bank of America, N.A., as Administrative Agent, and the lenders named in the Existing Term Loan Agreement, and paid all amounts that were outstanding under the Existing Term Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference. Pursuant to the Contribution Agreement (as amended by the Amendment), on November 1, 2013, Spectra Energy and SEP completed the closing of substantially all of the Dropdown Transactions (the “First Closing”). The remaining closings of the Dropdown Transactions are expected to occur at least 12 months following the First Closing (the “Second Closing”) and at least 12 months following the Second Closing.

In connection with the First Closing, SEP paid to Spectra Energy aggregate consideration consisting of (i) 167,639,491 newly issued common units and 3,421,214 newly issued general partner units issued to certain subsidiaries of Spectra Energy and to Spectra Energy Partners (DE) GP, LP, the general partner of SEP (the “General Partner”), respectively, (ii) approximately $70.4 million in cash representing a loan from SEP to one of the Contributed Entities, the proceeds of which were used to repay intercompany indebtedness to a subsidiary of Spectra Energy, (iii) approximately $2.2 billion in cash paid to the General Partner and another subsidiary of Spectra Energy, after taking into account customary closing adjustments, and (iv) the assumption (indirectly by acquisition of the Contributed Entities) of approximately $2.4 billion of third-party indebtedness of the Contributed Entities. After the Second Closing, Spectra Energy will have received a total of approximately 172 million newly issued common units and 3.5 million newly issued general partner units.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the entry into the Credit Agreement and the Term Loan Agreement above is hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2013, Spectra Energy and SEP issued a joint press release announcing the consummation of the First Closing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Spectra Energy required pursuant to Article 11 of Regulation S-X and this Item 9.01(b) will be furnished by an amendment to this Current Report on Form 8-K to be filed within four business days following the completion of the First Closing on November 1, 2013.

(d)	Exhibits.

2.1	First Amendment to Contribution Agreement by and between Spectra Energy Corp and Spectra Energy Partners, LP, dated as of October 31, 2013.

10.1	Amended and Restated Credit Agreement, dated as of November 1, 2013, by and among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Credit Agreement, dated as of November 1, 2013, by and among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Guarantor, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.

99.1	Joint press release of Spectra Energy Corp and Spectra Energy Partners, LP dated November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ J. Patrick Reddy
J. Patrick Reddy
Chief Financial Officer

Date: November 1, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	First Amendment to Contribution Agreement by and between Spectra Energy Corp and Spectra Energy Partners, LP, dated as of October 31, 2013.

10.1	Amended and Restated Credit Agreement, dated as of November 1, 2013, by and among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Credit Agreement, dated as of November 1, 2013, by and among Spectra Energy Capital, LLC, as Borrower, Spectra Energy Corp, as Guarantor, Bank of America, N.A., as Administrative Agent, and the lenders party thereto.

99.1	Joint press release of Spectra Energy Corp and Spectra Energy Partners, LP dated November 1, 2013.